Exhibit 99

Eagle Bancorp Announces Third Quarter Earnings and Declares Quarterly C ash Dividend

    HELENA, Mont.--(BUSINESS WIRE)--April 15, 2004--Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $396,000, or $0.33 per share, for the three months ended March 31, 2004. Eagle also declared a cash dividend of $0.16 per share. Third quarter earnings represent a decrease of 36.7% from the record earnings of $626,000 for the quarter ended March 31, 2003. Earnings for the nine month period ended March 31, 2004 were $1.746 million, or $1.48 per share ($1.46 per share diluted), a decrease of $40,000, or 2.2%, compared to $1.786 million for the same period ended March 31, 2003.
    Today, Eagle's Board of Directors declared a quarterly cash dividend of $0.16 per share for the third quarter of Eagle's fiscal year. The dividend is payable May 14, 2004 to shareholders of record at the close of business on April 30, 2004.
    The decrease in net income for third quarter 2004 compared to third quarter 2003 was the result of a decrease in noninterest income of $428,000 and an increase in noninterest expense of $54,000, offset by an increase in net interest income of $98,000. Eagle's tax provision was $154,000 lower in the current quarter. The decrease in noninterest income was primarily attributable to a decrease in net gain on sale of loans of $380,000, due to lower mortgage loan origination volume in the current quarter. The quarterly results produced annualized returns of 0.77% on assets and 6.41% on equity versus 1.27% and 10.51%, respectively, for the same quarter in 2003.
    Total interest and dividend income decreased $167,000 to $2.384 million for the quarter ended March 31, 2004 from $2.551 million for the quarter ended March 31, 2003. This was due primarily to decreases in interest and fees on loans of $348,000 and interest on securities held-to-maturity of $18,000, which was partially offset by an increase in interest on securities available-for-sale of $227,000. Total interest expense decreased $265,000 to $754,000 for the quarter ended March 31, 2004 from $1.019 million for the quarter ended March 31, 2003. Interest on deposits accounted for the decrease, as interest on FHLB advances was unchanged.
    As mentioned earlier, earnings for the nine-month period ended March 31, 2004 were $1.746 million, or $1.48 per share ($1.46 per share diluted), a decrease of $40,000, or 2.2%, compared to $1.786 million for the nine-month period ended March 31, 2003. The decrease in net income for the period was the result of an increase in noninterest expense of $283,000 and a decrease in net interest income of $154,000, offset by an increase in noninterest income of $265,000. Eagle's tax provision was $132,000 lower in the current period. Eagle's nine-month results produced annualized returns of 1.14% on assets and 9.57% on equity, compared with 1.24% and 10.55%, respectively, for the same nine-month period in 2003.
    Total assets increased $3.5 million, or 1.7%, to $206.6 million at March 31, 2004 from $203.1 million at June 30, 2003. Investment securities available-for-sale increased $15.7 million, or 20.4%, to $92.6 million from $76.9 million. Mortgage loans held for sale decreased $6.0 million to $900,000 from $6.9 million, while loans receivable decreased $4.5 million, or 4.8%, to $89.0 million from $93.5 million. Deposits increased $1.9 million, or 1.1%, to $170.3 million from $168.4 million. Total stockholders' equity increased $1.6 million, or 6.8%, to $25.1 million at March 31, 2004 from $23.5 million at June 30, 2003, primarily as a result of the net income for the nine-month period.
    American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 53% of Eagle Bancorp's common stock.

    Financial highlights for Eagle Bancorp follow.


                     EAGLE BANCORP AND SUBSIDIARY
                            (consolidated)

                                             March 31,      June 30,
                                                2004          2003
                                             (Unaudited)   (Audited)
ASSETS
Cash and due from banks                       2,928,400     2,966,202
Interest-bearing deposits with banks          5,297,661     7,263,841
Investment securities available-for-sale,
 at market value                             92,627,998    76,855,280
Investment securities held-to-maturity, at
 cost                                         1,679,577     2,280,736
Federal Home Loan Bank stock, at cost         1,747,300     1,686,300
Mortgage loans held-for-sale                    904,676     6,908,373
Loans receivable, net of deferred loan fee
 and allowance for loan losses               89,030,647    93,521,165
Accrued interest and dividends receivable     1,195,936       913,101
Mortgage servicing rights, net                1,831,576     1,291,614
Property and equipment, net                   6,447,079     6,392,625
Cash surrender value of life insurance        2,454,549     2,347,232
Real estate acquired in settlement of loans,
 net of allowance for losses                          0        70,010
Other assets                                    467,078       561,924
                                            ------------  ------------

           Total assets                     206,612,477   203,058,403
                                            ============  ============
LIABILITIES
Deposit accounts:
   Noninterest bearing                        8,865,188     7,868,012
   Interest bearing                         161,437,618   160,556,053
Advances from Federal Home Loan Bank          9,168,889     9,243,889
Accrued expenses and other liabilities        2,000,856     1,893,668
                                            ------------  ------------
           Total liabilities                181,472,551   179,561,622

EQUITY
Preferred stock (no par value, 1,000,000
 shares authorized, none issued or
 outstanding)
Common stock (par value $0.01 per share;
 10,000,000 shares authorized; 1,223,572
 shares issued; 1,214,372 and 1,209,772
 shares outstanding at March 31, 2004 and
 June 30, 2003, respectively)                    12,236        12,236
Additional paid-in capital                    4,041,414     3,954,432
Unallocated common stock held by employee
 stock ownership plan ("ESOP")                 (211,648)     (239,248)
Treasury stock, at cost (9,200 and 13,800
 shares at March 31, 2004 and June 30, 2003,
 respectively)                                 (134,665)     (188,715)
Retained earnings                            21,007,973    19,532,409
Accumulated other comprehensive (loss)
 income                                         424,616       425,667
                                            ------------  ------------
           Total equity                      25,139,926    23,496,781

           Total liabilities and equity     206,612,477   203,058,403
                                            ============  ============


                     EAGLE BANCORP AND SUBSIDIARY
                  Consolidated Statements of Income

                            Three Months Ended     Nine Months Ended
                           March 31, (unaudited)  March 31,(unaudited)
                           --------------------- ---------------------
                             2004       2003       2004       2003
                           ---------- ---------- ---------- ----------
Interest and Dividend
 Income:
Interest and fees on
 loans                     1,535,153  1,883,542  4,821,029  5,881,080
Interest on deposits with
 banks                         7,612     25,361     37,039     98,425
FHLB Stock dividends          17,206     27,253     61,053     78,635
Securities available-for-
 sale                        802,101    575,233  2,068,928  1,773,345
Securities held-to-
 maturity                     21,567     39,540     71,173    132,875
                           ---------- ---------- ---------- ----------
     Total interest and
      dividend income      2,383,639  2,550,929  7,059,222  7,964,360
                           ---------- ---------- ---------- ----------

Interest Expense:
Deposits                     610,833    875,780  2,052,755  2,800,103
FHLB Advances                142,979    143,070    433,473    436,812
                           ---------- ---------- ---------- ----------
     Total interest expense  753,812  1,018,850  2,486,228  3,236,915
                           ---------- ---------- ---------- ----------

Net Interest Income        1,629,827  1,532,079  4,572,994  4,727,445
Loan loss provision                0          0          0          0
                           ---------- ---------- ---------- ----------
Net interest income after
 loan loss provision       1,629,827  1,532,079  4,572,994  4,727,445
                           ---------- ---------- ---------- ----------

Noninterest income:
Net gain on sale of loans    195,440    574,976  1,001,983  1,381,199
Demand deposit service
 charges                     149,460    121,512    475,596    375,670
Mortgage loan servicing
 fees                         46,883    110,834    880,015    311,757
Net gain (loss) on sale of
 available-for-sale
 securities                   11,070     20,435     12,372     20,435
Other                         94,132     97,173    274,404    290,329
                           ---------- ---------- ---------- ----------
     Total noninterest
      income                 496,985    924,930  2,644,370  2,379,390
                           ---------- ---------- ---------- ----------

Noninterest expense:
Salaries and employee
 benefits                    823,683    756,254  2,360,528  2,201,454
Occupancy expenses           132,299    125,943    364,926    373,573
Furniture and equipment
 depreciation                 58,960     51,139    180,797    157,510
In-house computer expense     63,339     60,935    179,391    180,903
Advertising expense           32,716     34,676    106,943    117,453
Amortization of mtg
 servicing fees              118,753    173,306    506,561    487,835
Federal insurance premiums     6,607      6,514     19,401     19,149
Postage                       33,926     34,016     93,325     90,910
Legal, accounting, and
 examination fees             45,425     40,372    117,368    107,164
Consulting fees                1,200     16,936     12,540     38,006
ATM processing                12,287     10,587     38,984     33,490
Other                        234,417    199,402    707,331    597,154
                           ---------- ---------- ---------- ----------
     Total noninterest
      expense              1,563,612  1,510,080  4,688,095  4,404,601
                           ---------- ---------- ---------- ----------

Income before provision for
 income taxes                563,200    946,929  2,529,269  2,702,234
                           ---------- ---------- ---------- ----------

Provision for income taxes   167,041    320,560    783,555    916,110
                           ---------- ---------- ---------- ----------

Net income                   396,159    626,369  1,745,714  1,786,124
                           ========== ========== ========== ==========

Earnings per share              0.33       0.53       1.48       1.52
                           ========== ========== ========== ==========

Diluted earnings per share      0.33       0.53       1.46       1.50
                           ========== ========== ========== ==========

Weighted average shares
 outstanding (basic eps)   1,186,202  1,176,940  1,182,624  1,174,177
                           ========== ========== ========== ==========
Weighted average shares
 outstanding (diluted eps) 1,196,362  1,191,762  1,195,210  1,190,610
                           ========== ========== ========== ==========

    CONTACT: Eagle Bancorp
             Larry A. Dreyer, 406-457-4012
             Peter J. Johnson, 406-457-4006